                                                                     EXHIBIT 4.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.


                           DICKIE WALKER MARINE, INC.
                    SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$___________                                             Promissory Note No. ___
                                                                  April 11, 2001


         FOR VALUE RECEIVED, the undersigned, Dickie Walker Marine, Inc., a California corporation (the "Company"), does hereby promise to pay to the order of ____________________ ("Holder"), at the Holder's address specified in the signature page attached hereto, or at such other place as Holder may hereafter designate in writing, the principal sum of $11,250.00 (the "Principal") and interest thereon at the rate of seven percent (7%) per annum from the date hereof until the first to occur of (i) the date on which the Principal and accrued interest on this Promissory Note is converted into shares of the Company's no par value common stock ("Common Stock") as provided in Section 1 below (the "Conversion Date"), (ii) the date on which Principal and accrued interest is redeemed by the Company (the "Redemption Date"), or (iii) four years from the date hereof (the "Maturity Date") at which time the Principal and all accrued interest thereon shall be due and payable. Accrued interest shall be due and payable semi-annually beginning on August 1, 2001, until the Conversion Date or the Maturity Date, whichever occurs first, at which time all accrued but unpaid interest shall be due and payable.

         1. CONVERSION.

              1.1 Conversion by Holder.

                  a. All or any portion of the Principal and accrued and unpaid interest thereon may be converted (a "Conversion") at any time, at the election of the Holder, into the number of shares of Common Stock equal to the Principal, plus any interest then accrued, divided by $1.80 per share (the "Conversion Price").

                  b. To effect a Conversion of this Promissory Note into shares of Common Stock, the Holder shall deliver the original Conversion Notice in the form attached hereto as Exhibit A ("Conversion Notice"), and this original Promissory Note to the Company at its principal office to the attention of the President. At its expense, the Company shall within thirty (30) days of its receipt of the original Conversion Notice and this Promissory Note, issue and deliver to Holder a certificate ("Certificate") evidencing the issuance of such Common



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Stock to which the Holder is entitled upon such Conversion, together with any cash amounts payable in lieu of the issuance of a fraction of a share of Common Stock as described in Section 1.2 of this Promissory Note.

                  c. Conversion shall be deemed to be effective on the date of such initial delivery of the Conversion Notice and this Promissory Note. Thereafter, the Holder shall be treated for all purposes as the record holder of such securities as of the date of conversion.

              1.2 Fractional Shares. No fractional shares of Common Stock will be issued in connection with any Conversion hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore in an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         2. REDEMPTION BY COMPANY.

              2.1 This Promissory Note may be redeemed by the Company in cash at any time, at the option of the Company, at the following redemption prices, if redeemed during the 12-month period beginning January 1 of the year indicated:

                                                        Redemption Price
                                       Year                 Per Share
                                       ----             ----------------
                                       2001                   $2.16
                                       2002                   $2.07
                                       2003                   $1.98
                                       2004                   $1.80

              2.2 A notice of redemption ("Redemption Notice") shall be sent by or on behalf of the Company, by first class mail, postage prepaid, to the Holder of record at his/her/its respective addresses as it shall appear on the records of the Company, not less than thirty (30) days nor more than sixty (60) days prior to the Redemption Date (notifying such Holder of the election of the Company to redeem the Promissory Note and of the date of the redemption), (ii) stating the date on which the Promissory Note shall cease to be convertible, and the Conversion Price, (iii) stating the place or places at which the Promissory Note called for redemption shall, upon presentation and surrender of the Promissory Note be redeemed, and the Redemption Price therefore, and (iv) stating the name and address of the Redemption Agent, and the name and address of the Company's transfer agent for the Promissory Note. The Company may act as its own Redemption Agent and transfer agent for the Promissory Note.

              2.3 If a Redemption Notice shall have been given as hereinbefore provided, and the Company shall not default in the payment of the Redemption Price, then the Holder shall be entitled to all accrued interest until and including the Redemption Date. From and after the Redemption Date the Note shall no longer be deemed to be outstanding, and all rights of the



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Holders shall cease and terminate, except the right of the Holder, upon surrender of Note, to receive amounts to be paid hereunder.

              2.4 The Company reserves the right to select which, if any, outstanding Notes to redeem, and shall not be obligated to redeem this Note.

         3. SUBORDINATION. As used herein, "Senior Debt" is any secured indebtedness of the Company, whether presently owed or incurred at any time in the future, in favor of one or more banks, savings and loan associations, institutions or other asset-based lenders in an aggregate amount, up to $25,000,000. Upon receipt by the Company of notice from a lender of Senior Debt that the Company is in default under any Senior Debt and continuing during the period of such default (unless such lender has waived the default or has agreed not to enforce any remedies with respect to such default), the indebtedness evidenced by this Promissory Note shall be subordinated and subject in right of payment to the prior payment in full of the Senior Debt and no payment of Principal or interest on this Promissory Note shall be made by the Company. Failure to make such payment while any Senior Debt is in default shall not be deemed an Event of Default under this Promissory Note until the next due date for accrued interest payments, or the Maturity Date, whichever occurs first; provided, however, that notwithstanding the occurrence of any such Event of Default on the next due date for accrued interest payments or the Maturity Date, as applicable, payment of Principal and/or accrued interest hereon shall not be paid so long as any Senior Debt remains in default and this Promissory Note shall remain subordinated and subject in right of payment to all Senior Debt. If this Promissory Note remains unpaid after the Maturity Date because it has been subordinated as provided herein, Holder shall continue to have the right to convert pursuant to Section 1 hereof until this Promissory Note is paid in full. The Holder of this Promissory Note, by the purchase and acceptance hereof, does hereby agree to and shall be bound by all the provisions contained herein relating to such subordination.

         4. EVENTS OF DEFAULT. Subject to the limitation on defaults while Senior Debt is in arrears as described in Section 3 of this Promissory Note, if any of the following events shall occur (referred to herein as an "Event of Default") and shall be continuing:

                  a. Default in the payment of accrued interest on the semi-annual payment dates, or in the payment of Principal or accrued interest of the Promissory Note on the Maturity Date; or

                  b. Default in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof and such default continues for 20 days after written notice thereof (specifying such default and making the request that the same be remedied in accordance with this Section 4), has been received by the Company and was sent by the Holder or Holders of at least 33-1/3% of the principal amount of the Promissory Notes then outstanding (the Company to give forthwith to all other holders of Promissory Notes at the time outstanding written notice of the receipt of such notice specifying the default referred to therein); or

                  c. The entry of a decree or order by a court having jurisdiction in the premises adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under federal bankruptcy laws or any other applicable federal estate law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  d. The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under federal bankruptcy laws or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company in furtherance of any such action;

then, the Holder may, at its or their option, by notice to the Company, declare the Promissory Note to be, and the Promissory Note shall upon the Company's receipt of such notice be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company to the extent permitted by law.

         5. STOCK FULLY PAID; RESERVATION OF SHARES. All shares of Common Stock which may be issued upon the exercise of the rights represented by this Promissory Note will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Promissory Note may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the conversion rights evidenced by this Promissory Note, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Promissory Note.

         6. ADJUSTMENT OF CONVERSION PRICE. The number and kind of securities issuable upon conversion of this Promissory Note and the Conversion Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

              6.1 Reclassification or Merger. In case of any reclassification or change of outstanding securities or the shares of the Company's Common Stock issuable upon conversion of this Promissory Note (other than a change in par value, or from par value to no par value, or from no par value to par value) or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon conversion of this Promissory Note), or in case of any sale of all or substantially all of the assets of the Company, the Company shall, as a condition precedent to such transaction, execute a new Promissory Note or cause such successor or purchasing corporation, as the case may be, to execute a new Promissory Note, providing that the holder of this Promissory Note shall have the right to convert such new Promissory Note and upon such conversion to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Promissory Note, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by the holder of one share of Common Stock. Such new Promissory Note shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
6. The provisions of this Section 6 shall similarly apply to successive reclassifications, changes, mergers and sales of assets.

              6.2 Subdivision or Combination of Shares. If the Company at any time while this Promissory Note remains outstanding, shall subdivide or combine its Common Stock, the Conversion Price and the Redemption Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

              6.3 Stock Dividends. If the Company at any time while this Promissory Note is outstanding shall pay a dividend with respect to Common Stock payable in Common Stock, or make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing Sections 6.1 and 6.2) then the Conversion Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Conversion Price by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

         7. NOTICE OF ADJUSTMENT. Whenever the Conversion Price shall be adjusted pursuant to Section 6 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Conversion Price and the Redemption Price after giving effect to such adjustment, and shall cause copies of such certificate to be mailed by first class mail, postage prepaid, to the Holder.

         8. NOTICE OF CERTAIN ACTIONS. In the event that the Company shall propose at any time:

                  a. to declare any dividend or distribution upon any class or series of its stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  b. to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                  c. to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                  d. to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its assets or property, or to liquidate, dissolve or wind up, whether voluntary or involuntary;

then in connection with each such event, this Company shall send to the Holder:

                  e. at least 10 days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in paragraphs a. and b. above;

                  f. in the case of the matters referred to in paragraphs c. and
d. above, at least ten (10) days prior written notice of the date for the determination of shareholders entitled to vote thereon (and specifying the date on which the holders of Common Stock shares shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and

                  g. prompt notice of any material change in the terms of the transaction described in a. through d. above.

         9. COMPLIANCE WITH SECURITIES ACT; NON-TRANSFERABILITY OF PROMISSORY NOTE; DISPOSITION OF SHARES OF COMMON STOCK.

              9.1 Compliance with Securities Act. By acceptance hereof, Holder agrees that this Promissory Note and the shares of Common Stock to be issued upon conversion hereof are being acquired for investment and that it/he/she will not offer, sell or otherwise dispose of this Promissory Note or any shares of Common Stock to be issued upon conversion hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). In the absence of registration of the shares of Common Stock issuable upon conversion of this Promissory Note, Holder shall confirm in writing, in the form attached hereto as Exhibit B, that the shares of Common Stock are being acquired for investment and not with a view toward distribution or resale. In addition, Holder shall provide such additional information regarding Holder's financial and investment background as the Company may reasonably request, to confirm that Holder qualifies as an "accredited investor" under the Act. All shares of Common Stock issued upon exercise of this Promissory Note (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, IF ANY, OR PURSUANT TO EXEMPTIONS THEREFROM."

         10. RIGHTS OF SHAREHOLDERS. Holder shall not be entitled to vote or receive dividends or be deemed the record owner of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Promissory Note shall have been converted and the shares purchasable upon the conversion hereof shall have become deliverable, as provided herein.

         11. MISCELLANEOUS. The headings in this Promissory Note are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Promissory Note nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and Holder. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address contained in the Company's records or such other address as such party may hereafter specify in writing to the President of the Company for that purpose, or, if to the Company, to Dickie Walker Marine, Inc., 470 Nautilus, Suite 312, La Jolla, CA 92037, to the attention of the President. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such message is transmitted to the telecopy number contained in the Company's records or such other number as a party may specify in writing to the Company at such address, or (ii) if given by any other means, the earlier of (x) when delivered by hand to the address contained in the Company's record or such other address as a party may specify in writing to the Company at such address, or (y) five business days after the mailing of such notice by certified mail.

         IN WITNESS WHEREOF, the Company has caused this Promissory Note to be executed in its name by the signature or facsimile signature of its President, or by one of its Vice Presidents, and has caused its corporate seal to be hereto affixed and attested by the signature or facsimile signature of its Chief Financial Officer.


                                       DICKIE WALKER MARINE, INC.



                                       By:
                                          --------------------------------------
                                          Julia Sargent, President


ATTEST:


------------------------------------------
Gerald W. Montiel, Chief Financial Officer

                                    EXHIBIT A

                              NOTICE OF CONVERSION


TO: DICKIE WALKER MARINE, INC.


         1. The undersigned hereby elects to convert $_______________, plus accrued interest thereon, of this Promissory Note into the number of Shares of Common Stock of Dickie Walker Marine, Inc. into which the Promissory Note tendered herewith is convertible pursuant to its terms.

         2. Please issue a certificate or certificates in the name of the undersigned or in such other names as is specified below


                     ---------------------------------------
                                     (Name)

                     ---------------------------------------

                     ---------------------------------------
                                    (Address)

         3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Exhibit B.



                                       -----------------------------------------
                                                      (Signature)

------------------------
         (Date)